Exhibit 99.2

HSBC FINANCE CORPORATION ANNOUNCES
CONCURRENT EXCHANGE OFFER FOR SENIOR DEBT SECURITIES

METTAWA, Ill -- October 28, 2010 –HSBC Finance Corporation (“HSBC Finance” or the “Company”) today announced that it has commenced a private offer to exchange Senior Subordinated Notes due January 15, 2021 (the “New Notes”) to eligible note holders, for any and all of its 7.625% Senior Notes due May 17, 2032 and 7.35% Senior Notes due November 27, 2032 (the “Old Notes”) (the “Exchange Offer”).  The consummation of the Exchange Offer is subject to the satisfaction or waiver of a number of conditions.

The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated October 28, 2010.  The Exchange Offer is only made, and copies of the offering documents will only be made available, to a holder of the Old Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

The following provides a brief summary of the key elements of the exchange offer.

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The Exchange Offer will expire at 8:00 a.m., New York City time, on November 30, 2010, unless extended or terminated.  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on November 12, 2010, subject to extension.

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The total exchange ratio for each series of the Old Notes accepted for exchange will be based on a fixed-spread pricing formula and will be calculated at 2:00 p.m., New York City time, on November 10, 2010.

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The total exchange ratio will include an early tender payment payable only to Eligible Holders of Old Notes that validly tender and do not validly withdraw their Old Notes at or prior to 5:00 p.m., New York City time on November 12, 2010, subject to extension.

•	The New Notes will bear interest at a fixed annual rate which will be calculated at 2:00 p.m., New York City time, on November 10, 2010.

The New Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws.  Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  The Exchange Offer is not being made to, nor will HSBC Finance accept tenders of its Old Notes from, holders in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offer is being made solely by the offering memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

Eligible Holders are urged to read the offering memorandum and related exchange offer materials.  A copy of the offering memorandum relating to the Exchange Offer and any information related thereto may be obtained by written request free of charge from the information agent, Global Bondholder Services Corporation, 65 Broadway – Suite 404, New York, New York 10006 at 212-430-3774 or 866-470-4300 (toll free).

Certain matters discussed in this press release may constitute forward-looking statements. In addition, HSBC Finance may make or approve certain statements in future filings with the Securities and Exchange Commission, in press releases, or oral or written presentations by representatives of HSBC Finance that are not statements of historical fact and may also constitute forward-looking statements. Words such as “may”, “will”, “should”, “would”, “could”, “appears”, “believe”, “intends”, “expects”, “estimates”, “targeted”, “plans”, “anticipates”, “goal” and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements will relate to HSBC Finance’s future financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause HSBC Finance’s actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements. Forward-looking statements are based on HSBC Finance’s current views and assumptions and speak only as of the date they are made. HSBC Finance undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

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Contacts

Media inquiries to:
HSBC - North America
Kate Durham, 224-544-3312
kate.p.durham@us.hsbc.com